SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 4, 2004

Date of Report

(Date of earliest event reported)

RITA Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-30959	94-3199149
(Commission File Number)	(I.R.S. Employer Identification No.)

967 N. Shoreline Blvd.

Mountain View, CA 94043

(Address of principal executive offices, with zip code)

(650) 314-3400

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

On March 4, 2004, RITA Medical Systems, Inc., a Delaware corporation (“RITA”), announced that several Blue Cross Blue Shield systems in the United States have established positive written reimbursement policies for the treatment of liver cancer with radiofrequency ablation. A copy of RITA’s press release announcing this release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITA Medical Systems, Inc.

Date: March 5, 2004	By:	/s/ Donald Stewart
Donald Stewart, Chief Financial Officer and
Vice President Finance and Administration

RITA MEDICAL SYSTEMS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of RITA Medical Systems, Inc. dated March 4, 2004.